Exhibit 99.1

Diodes Incorporated

FOR IMMEDIATE RELEASE


         Diodes Incorporated Updates Guidance for Third Quarter of 2005


Westlake Village, California - September 9, 2005 -- Diodes Incorporated (Nasdaq:
DIOD), today updated and reaffirmed its guidance for the third quarter of 2005.

The Company now expects third quarter revenue to be at the high end of the previously provided range of 1-5% sequential growth over the second quarter of 2005, and continues to expect comparable gross margins to the second quarter of 2005.

About Diodes Incorporated
Diodes Incorporated (Nasdaq: DIOD) is a global supplier of discrete semiconductor products. The Company designs, manufacturers and markets discrete semiconductors focused on diverse end-use applications in the consumer electronics, computing, industrial, communications and automotive sectors.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, any forecast of revenues or gross margin. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in product demand, the introduction of new products, the Company's ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, risks of foreign operations, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.

Source:  Diodes Incorporated
CONTACT:
Crocker Coulson, President, CCG Investor Relations, (310) 231-8600 x 103, e-mail: crocker.coulson@ccgir.com
        -------------------------
or Carl Wertz, Chief Financial Officer, Diodes, Inc., (805) 446-4800.

Recent news releases, annual reports, and SEC filings are available at the Company's website: http://www.diodes.com.
----------------------
Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.
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